As filed with the Securities and Exchange Commission on May 14, 2019

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RELMADA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	74-5401931
(State or other Jurisdiction of	(I.R.S Employer
Incorporation or Organization)	Identification Number)

880 Third Avenue, 12th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

RELMADA THERAPEUTICS, INC.

2014 STOCK OPTION AND
EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Sergio Traversa
Chief Executive Officer
880 Third Avenue, 12th Floor
New York, New York 10022
Phone: (212) 547-9591
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Thomas Slusarczyk, Esq.

The Matt Law Firm, PLLC

1701 Genesee Street

Utica, New York 13501

(315) 235-2299

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock $0.001 par value (3)	4,000,000	$1.83	$7,320,000	$887.19

(1)	This Registration Statement also covers additional shares of Relmada Therapeutics, Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on the OTCQB on May 9, 2019.

(3)	Represents the number of stock options and shares available for future option grants under the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Relmada Therapeutics, Inc. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to the Company’s 2014 Stock Option and Equity Incentive Plan (as amended, the “Plan”). 6,611,769 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-224920) and Form S-8 (File No. 333-207253) filed with the Securities and Exchange Commission on May 14, 2018 and October 2, 2015, respectively, and the information contained therein is incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in accordance with Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2018 filed with the Commission on September 28, 2018;

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on November 13. 2018, February 13, 2019 and May 14, 2019;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on October 10, 2018, November 11, 2018, December 10, 2018, January 4, 2019, February 11, 2019, February 28, 2019 and April 15, 2019;

(d)  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, subsequent to the end of the fiscal year covered by the form referred to in (a) above; and

(e) The description of our common stock, which is contained in our Form S-1, filed with the Securities and Exchange Commission on June 27, 2014, including any amendment or report filed for the purpose of updating such description.

Form 8-K/A, filed with the Securities and Exchange Commission on January 28, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

880 Third Avenue

12th Floor

New York, NY 10022

Telephone: 212-547-9591

Attn: Investor Relations

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed with the SEC on November 13, 2012).
3.2	Certificate of Designation dated May 13, 2014 (incorporated by reference to Exhibit 4.1 to Report on Form 8-K filed with the SEC on May 19, 2014).
3.3	Nevada Certificate of Amendment to Articles of Incorporation, effective May 30, 2014 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on June 2, 2014).
3.4	Nevada Certificate of Amendment to Articles of Incorporation, effective July 8, 2014 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on July 14, 2014).
3.5	Nevada Certificate of Amendment to Articles of Incorporation, effective February 12, 2015 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed with the SEC on February 13, 2015).
3.6	Nevada Certificate of Change Pursuant to NRS 78,209, effective August 11, 2015 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on August 10, 2015).
3.7	Second Amended and Restated Bylaws of Relmada Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of Relmada’s Form 8-K filed with the SEC on November 25, 2015).
3.8	Certificate of Amendment to Articles of Incorporation, dated April 12, 2019 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on May 14, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-8 filed on October 2, 2015).
5.1	Opinion of Fennemore Craig, P.C. *
23.1	Consent of Marcum LLP *
23.2	Consent of GBH CPAs, PC*
23.3	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *
99.1	Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.14 of Relmada’s Form S-1/A filed with the SEC on December 9, 2014).
99.2	Amended 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Relmada’s Form 8-K filed with the SEC on August 7, 2015).
99.3	Amendment No. 2 to Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on February 10, 2017).
99.4	Third Amendment to the 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 14, 2018).
99.5	Fourth Amendment to the 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 14, 2019).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of May, 2019.

Relmada Therapeutics, Inc.

By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer and Interim CFO (Duly Authorized Officer and Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned directors and officers of Relmada Therapeutics, Inc., a Nevada corporation, do hereby constitute and appoint Sergio Traversa the undersigned’s true and lawful attorney and agent, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sergio Traversa	Chief Executive Officer and Interim CFO	May 14, 2019
Sergio Traversa	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Charles Casamento	Chairman of the Board	May 14, 2019
Charles Casamento

/s/ Paul Kelly	Director	May 14, 2019
Paul Kelly

/s/ Maged Shenouda	Director	May 14, 2019
Maged Shenouda

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed with the SEC on November 13, 2012).
3.2	Certificate of Designation dated May 13, 2014 (incorporated by reference to Exhibit 4.1 to Report on Form 8-K filed with the SEC on May 19, 2014).
3.3	Nevada Certificate of Amendment to Articles of Incorporation, effective May 30, 2014 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on June 2, 2014).
3.4	Nevada Certificate of Amendment to Articles of Incorporation, effective July 8, 2014 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on July 14, 2014).
3.5	Nevada Certificate of Amendment to Articles of Incorporation, effective February 12, 2015 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed with the SEC on February 13, 2015).
3.6	Nevada Certificate of Change Pursuant to NRS 78,209, effective August 11, 2015 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on August 10, 2015).
3.7	Second Amended and Restated Bylaws of Relmada Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of Relmada’s Form 8-K filed with the SEC on November 25, 2015).
3.8	Certificate of Amendment to Articles of Incorporation, dated April 12, 2019 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on May 14, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-8 filed on October 2, 2015).
5.1	Opinion of Fennemore Craig, P.C. *
23.1	Consent of Marcum LLP *
23.2	Consent of GBH CPAs, PC*
23.3	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *
99.1	Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.14 of Relmada’s Form S-1/A filed with the SEC on December 9, 2014).
99.2	Amended 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Relmada’s Form 8-K filed with the SEC on August 7, 2015).
99.3	Amendment No. 2 to Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on February 10, 2017).
99.4	Third Amendment to the 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 14, 2018).
99.5	Fourth Amendment to the 2014 Stock Option and Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 14, 2019).

*	Filed herewith